SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 5, 2004
                                                       ----------------

                     RAPTOR NETWORKS TECHNOLOGY, INC.
          ----------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


          Colorado                   333-74846              84-1573852
----------------------------  ------------------------  --------------------
(State or other Jurisdiction  (Commission File Number)      (IRS Employer
     of Incorporation)                                 Identification Number)


1241 E. Dyer Road, Suite 150, Santa Ana, California           92705
---------------------------------------------------         ----------
    (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code:     (949) 330-6540
                                                      ----------------


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        (Former Name or Former Address,                     (Zip Code)
         If Changed Since Last Report)




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Item 2.03    Creation of a Direct Financial Obligation or an Off-Balance
             Sheet Arrangement of a Registrant
             -----------------------------------------------------------

On November 5, 2004, the Company secured and received the proceeds of additional private debt financing by a non-affiliate in the original principal amount of One Million ($1,000,000) Dollars to fund its continuing operations. The new debt is evidenced by a demand promissory note which accrues interest at a the annual rate of 10% and comprises an unsecured obligation of the Registrant. The Company is required to issue a total of 400,000 Warrants for purchase shares of its authorized but previously unissued Common Stock to the lender as further consideration in the loan transaction. The entire principal and accrued interest of the loan is convertible by the Registrant into investment purchase of the Company's securities in a future private placement equity financing, if and when undertaken by the Registrant, at a twenty (20%) percent discount from the purchase price set in such future offering, if any.

The Company views the terms of this debt financing to be reasonable in light of its current negative financial situation.





[Rest of Page Intentionally Blank. Signature on Following Page.]




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                                SIGNATURE
                                ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RAPTOR NETWORKS TECHNOLOGY, INC.



Date:  November 10, 2004               By:/s/ Bob Van Leyen
                                          -----------------------------
                                          Bob Van Leyen
                                          Secretary/Chief Financial Officer




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